EXHIBIT (10)(d)

                    NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

                      Agreement made as of the 16th day of December, 1996,

          by and among Griffin Gaming & Entertainment, Inc., a Delaware corporation (the "Company"), Sun International Hotels, Ltd., a

          corporation organized and existing under the laws of The

          Commonwealth of The Bahamas ("Sun"), and Thomas E. Gallagher

          ("Executive").

                      WHEREAS, Executive is a senior executive of the

          Company and has devoted a substantial amount of his business,

          time and efforts to its business affairs; and

                      WHEREAS, Sun has agreed to acquire all of the

          outstanding stock of the Company; and

                      WHEREAS, as a result of the acquisition, Executive's

          employment may be terminated; and

                      WHEREAS, the Company and Sun believe that, because of

          the expertise, knowledge and contacts of Executive in the gaming industry, it is important that Executive not compete with the business of the Company should Executive's employment be

          terminated; and

                      WHEREAS, the Company is willing to provide payments

          to Executive for agreeing not to compete with the Company in the event that Executive's employment is terminated and Sun is willing to guarantee such payments;



                      NOW, THEREFORE, in consideration of the foregoing and

          the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                      1.   Definitions.  For all purposes of this

          Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

                      (a)  "Board" shall mean the board of directors of the

          Company or its successor.

                      (b)  "Termination Date" shall mean the date of

          receipt of the Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.

                      (c)  "Termination of Employment" shall mean the

          termination of Executive's actual employment relationship with the Company.

                      2.   Notice of Termination.  Any Termination of

          Employment shall be communicated by a Notice of Termination to

          Executive given in accordance with Section 13 hereof.  For purposes of this Agreement, a "Notice of Termination" means a written notice that Executive is to be terminated and if the

          Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than 15 days after the giving of such notice).











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                      3.   Payment upon Termination.  In the event of

          Executive's Termination of Employment for any reason, and in exchange for Executive's undertakings pursuant to Sections 7 and

          8, the Company shall pay Executive the amount of $2,750,000.

          Subject to the provisions of Section 9, payment shall be made in

          3 installments of $1,375,000, on the later of the Termination

          Date or January 2, 1997, and $825,000 and $550,000 on January 2

          of the next two immediately succeeding years.  Further, Sun agrees to cause the Company to make all payments to Executive of the sums due at the times stated above or to make such payments to Executive directly.

                      4.   Other Payments.  Executive agrees and

          acknowledges that he shall not be entitled to any payments or benefits under any other plan, policy or program of the Company relating to the period specified in Sections 7 and 8.

                      5.   Establishment of Trust.  The Company may

          establish an irrevocable trust fund pursuant to a trust agreement to hold assets to satisfy its obligations hereunder.  Funding of such trust fund shall be subject to the Board's discretion, as set forth in the agreement pursuant to which the fund will be established.

                      6.   Enforcement.  In the event that the Company

          shall fail or refuse to make timely payment of any amounts due











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          Executive under Sections 3 and 4 because of a dispute with

          Executive, the Company shall pay to an escrow agent, who shall invest such sum with interest to be paid to the prevailing party,

          any amount remaining unpaid under Section 3 or 4.  In such event,

          the parties shall then engage in arbitration in the City of New

          York, New York in accordance with the commercial arbitration rules then in effect of the American Arbitration Association,

          before a panel of three arbitrators, two of whom shall be

          selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators.

          Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction.  This arbitration provision shall be specifically enforceable.  The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit

          specifically provided under or by virtue of the Agreement.  If

          Executive prevails on any material issue which is the subject of such arbitration, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration

          (including reasonable attorneys' fees and expenses).  Otherwise,











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          each party shall be responsible for his or its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the

          American Arbitration Association.

                      7.   Confidential Information.  Executive recognizes

          and acknowledges that, by reason of his employment by and service to the Company, he has had access to confidential information of the Company and its affiliates, including, without limitation,

          information and knowledge pertaining to the Company's business,

          which consists of customer and related information, current and future marketing plans and techniques, designs and drawings for developmental projects of the Company and budgets and related financial information ("Confidential Information").

          "Confidential Information" shall not include information obtained or possessed by reason of Executive's positions or capacities with Players International, Inc., a Nevada corporation

          ("Players"), or The Griffin Group, Inc. or their respective affiliates.  Executive acknowledges that such Confidential

          Information is a valuable and unique asset and covenants that he will not, for a period of three years after the Termination Date,

          disclose any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the

          Company, unless such information is in the public domain through











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          no fault of Executive or otherwise available to Executive from sources other than the Company or except as may be required by law.

                      8.   Non-Competition.

                      (a)  For a period of three years after the

          Termination Date, Executive will not, unless acting with the prior written consent of the Company, (which, only in the case of other businesses in Atlantic City, will not be unreasonably withheld on or after 18 months following the Termination Date) or except as provided in paragraph (b) directly or indirectly, own,

          manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal,

          agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with, any business or enterprise which is directly involved in the operation of a casino hotel anywhere within the Company's "service area."  For the purposes of this Section, "service area" shall mean the geographic area comprising the city of Atlantic City, New Jersey,

          the state of Connecticut and The Commonwealth of The Bahamas.

                      (b)   The foregoing restrictions shall not be

          construed to prohibit (i) the ownership by Executive of less than five percent (5%) of any class of securities of any corporation











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          which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities

          Exchange Act of 1934 (the "Exchange Act"), provided that such ownership represents a passive investment and that neither

          Executive nor any group of persons including Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial

          obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing, (ii) any activities undertaken by Executive in

          connection with the business of Players (with which Executive is currently associated), or any successor thereto or affiliate thereof, (1) outside of the service area, as defined above, (2)

          not related to the actual operation of a casino hotel in Atlantic

          City, New Jersey, or (3) after 18 months from the Termination

          Date, in Atlantic City, New Jersey or (iii) any activities undertaken by Executive in connection with the business of a multi-jurisdiction gaming business or enterprise so long as

          Executive's has no involvement in the operations of that business or enterprise within the Company's service area, as defined above.

                      (c)   Executive further covenants and agrees that for

          a period of one year after the Termination Date, he will not,











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          directly or indirectly, solicit or hire, or encourage the

          solicitation or hiring of, any person who was a managerial or higher level employee of the Company at any time during the term of Executive's employment by the Company by any employer other than the Company for any position as an employee, independent contractor, consultant or otherwise.  The foregoing covenant of

          Executive shall not apply to any person who is involuntarily terminated by the Company or whose termination agreement with the

          Company permits such a position or after 6 months have elapsed after the date on which such person voluntarily terminates employment from the Company.

                      9.   Equitable Relief.

                      (a)  Executive acknowledges that the restrictions

          contained in Sections 7 and 8 are reasonable and necessary to protect the legitimate interests of the Company and its

          affiliates, that the Company would not have entered into this

          Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company.  Executive represents that his experience and capabilities are such that the restrictions contained in Section 8 will not prevent Executive from obtaining employment or otherwise earning a living at the same general level of economic benefit as anticipated by this Agreement.











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          Executive further represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect of this Agreement, and (ii) that he has had full

          opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

                      (b)  Executive agrees that the Company shall be

          entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as a return (or a cancellation of the obligation to pay under Section 3) of that portion of the  payments that have been made (or would have been made) to Executive under Section 3 that are attributable to the period during which and after Executive is finally determined, by a court of last resort, unless no appeal is taken, to have violated the requirements of Sections 7 or 8.  In the event that any of the provisions of Sections 7 or 8 should ever be

          adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable law.

                      (c)  Executive irrevocably and unconditionally (i)

          agrees that any suit, action or other legal proceeding arising out of Sections 7 or 8, including without limitation, any action














          commenced by the Company for preliminary and permanent injunctive relief or other equitable relief, may be brought in the United

          States District Court for the District of New Jersey, or if such court does not have jurisdiction or will not accept jurisdiction,

          in any court of general jurisdiction in Atlantic County, New

          Jersey, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii)

          waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court.

          Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 13.

                      (d)  Executive agrees that he will provide, and that

          the Company may similarly provide, a copy of Section 8 to any business or enterprise if there is a potential for conflict with the provisions of Section 8, (i) which he may directly or

          indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control, or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent,

          representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided,
















          however, that this provision shall not apply after expiration of the time period set forth therein.

                      10.  No Set-Off.  Except as provided in Section 9,

          the Company's (and Sun's) obligation to make the payments

          provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances,

          including, without limitation, any set-off, counterclaim,

          recoupment, defense or other right which the Company (or sun) may have against Executive or others.

                      11.  Taxes.  Any payment required under this

          Agreement shall be subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

                      12.  Successor Company.  The Company shall require

          any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or

          substantially all of the business and/or assets of the Company,

          by agreement in form and substance satisfactory to Executive, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the

          Company to perform this Agreement in the same manner and to the














          same extent that the Company would be required to perform if no such succession or successions had taken place.  Failure of the

          Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement.  As used in this Agreement, the Company shall mean the Company as

          hereinbefore defined and any such successor or successors to its business and/or assets, jointly and severally.

                      13.  Notice.  All notices and other communications

          required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

                      If to the Company, to: 1133 Boardwalk
                                             Atlantic City, NJ 08401
                                             ATTN: President

                      If to Sun, to:         Sun International Hotels Ltd.
                                             N 4777
                                             Paradise Island
                                             Nassau, Bahamas
                                             Attn: Charles Adamo,
                                                   Fax # 242-363-4581

                      If to Executive, to:   T. E. Gallagher
                                             780 Third Avenue, Suite 1801
                                             New York, NY 10017


          or to such other names or addresses as the Company, Sun or

          Executive, as the case may be, shall designate by notice to the














          other party hereto in the manner specified in this Section.  Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit,

          postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

                      14.  Governing Law.  This Agreement shall be governed

          by and interpreted under the laws of the state of New Jersey without giving effect to any conflict of laws provisions.

                      15.  Contents of Agreement, Amendment and Assignment.



                      (a)  This Agreement supersedes all prior agreements,

          sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed,

          modified, extended or terminated except upon written amendment executed by Executive and approved by the Board.

                      (b)  Nothing in this Agreement shall be construed as

          giving Executive any right to be retained in the employ of the

          Company.

                      (c)  All of the terms and provisions of this

          Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives,

          successors and assigns of the parties hereto, except that the














          duties and responsibilities of Executive and the Company

          hereunder shall not be assignable in whole or in part.

                      16.  Severability.  If any provision of this

          Agreement or application thereof to anyone or under any

          circumstances shall be determined to be invalid or unenforceable,

          such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or

          application.

                      17.  Remedies Cumulative; No Waiver.  No right

          conferred upon Executive by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity.  No delay or omission by Executive in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof.

                      18.  Miscellaneous.  All section headings are for

          convenience only.  This Agreement may be executed in several counterparts, each of which is an original.  It shall not




















          be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                      IN WITNESS WHEREOF, the undersigned, intending to be

          legally bound, have executed this Agreement as of the date first above written.

          GRIFFIN GAMING & ENTERTAINMENT, INC.



          /s/Matthew B. Kearney      /s/Thomas E. Gallagher
                                     Thomas E. Gallagher

          ATTEST:



              Secretary


          SUN INTERNATIONAL HOTELS, LTD.


          /s/Charles D. Adamo

          ATTEST:



              Secretary
























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